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                                                                    Exhibit 23.2



                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We consent to the incorporation by reference in the Registration Statement on Forms S-8 (No. 333-45669 and No. 333-47573) of Global TeleSystems Group, Inc. of our report dated March 3, 1999 relating to the consolidated financial statements of Esprit Telecom Group plc, which is incorporated by reference in this Annual Report of Global TeleSystems Group, Inc. on Form 10-K for the year ended December 31, 1999.

/s/ PRICEWATERHOUSECOOPERS

PricewaterhouseCoopers

London, England
March 3, 2000